UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 18, 2010

K-SWISS INC.

(Exact name of registrant as specified in its charter)

Delaware	0-18490	95-4265988
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

31248 Oak Crest Drive, Westlake Village, CA	91361
(Address of principal executive offices)	(Zip code)

818-706-5100

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Company is announcing the following results from its 2010 Annual Meeting of Stockholders (the “Meeting”), which occurred on May 18, 2010.

Proposal One: Election of Directors

At the Meeting, the following directors were elected to serve until the 2011 Annual Meeting of Stockholders or until their successors have been duly elected and qualified:

Class A Directors	Class B Directors
Stephen Fine	Steven Nichols
Mark Louie	George Powlick
Lawrence Feldman

Of the 27,109,972 shares of Class A Common Stock represented at the Meeting, the Class A Directors named above were elected with the following votes:

	Number of Votes Received		Broker
Name	For	Withheld	Non-Votes	Abstentions
Stephen Fine	23,400,642	401,139	1,614,859	—
Mark Louie	23,401,031	400,750	1,614,859	—

Of the 8,039,524 shares of Class B Common Stock represented at the Meeting, the Class B Directors named above were elected with the following votes (with each share of Class B Common Stock entitled to 10 votes):

	Number of Votes Received
Name	For	Withheld	Abstentions
Steven Nichols	80,375,240	—	—
George Powlick	80,375,240	—	—
Lawrence Feldman	80,375,240	—	—

Proposal Two: Ratification of Appointment of Independent Registered Public Accounting Firm

Also at the Meeting, the Company’s stockholders ratified the appointment of Grant Thornton LLP as the Company’s independent auditor for fiscal year 2010.

Of the 27,109,972 shares of Class A Common Stock and 8,039,524 shares of Class B Common Stock represented at the 2010 Annual Meeting, the ratification of the appointment of Grant Thornton LLP as the Company’s independent auditor for fiscal year 2010 received the following votes (with each share of Class A Common Stock entitled to one vote and each share of B Common Stock entitled to 10 votes):

Number of Votes Received
For	105,769,063
Against	19,345
Abstain	3,472

No other matters came before the Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

K-Swiss Inc.

Date: May 19, 2010	By:	/s/ GEORGE POWLICK George Powlick Vice President of Finance, Chief Administrative Officer, Chief Financial Officer, Secretary and Director